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                                                                   EXHIBIT 4(vi)

   To subscribe to Units, complete, sign, date and deliver one copy of this Subscription Agreement and the enclosures set forth below to the United Parcel Service of America, Inc..
                    SUBSCRIPTION AGREEMENT -- CASH PURCHASE
                             (Eligible Fiduciaries)

United Parcel Service of America, Inc.
55 Glenlake Parkway, NE
Atlanta, GA 30328
Attn: SHAREOWNER RELATIONS

Gentlemen:

   1. Purchase of Shares. The undersigned eligible fiduciary (as defined in the Prospectus) hereby subscribes to (not less than 20 nor more than 10,000 units, together with the employee whose name and social security number is written
below)        Units on behalf of the account of                       , each
consisting of 1 share of United Parcel Service of America, Inc. ("UPS") Common Stock and 1/4 share of Overseas Partners, Ltd. ("Overseas") Capital Stock, except as may be provided below. If such number of units is not evenly divisible by four, UPS may, at its options, (i) reject this subscription in full; (ii) notify the undersigned and allow the undersigned to remit such additional amount to yield a whole share of Overseas Capital Stock ("Additional Overseas Share"); or (iii) fulfill this subscription for the purchase of the whole number of shares of Overseas Capital Stock included in the units and for which payment has been received and refund any excess monies to the undersigned. Currently, UPS intends to reject subscriptions for fractional shares.

   Enclosed is a check or money order payable to the order of "United Parcel
Service of America, Inc." in the amount of $       , which equals (a) the
product of the number of units subscribed to hereby multiplied by the sum of (i) the Current Price of a UPS share (as determined from the most recent UPS Shareowners Letter) and (ii) one-fourth of the Current Price of an Overseas share (i.e. one-fourth of the Book Value of an Overseas Share as determined from Overseas' most recently published Annual Report to Shareowners).

   2. Election. The undersigned understands that the Units consist of 1 UPS share and 1/4 share of Overseas. In the event that there are not enough UPS or Overseas shares available to satisfy this subscription for such shares contained in the Units, the undersigned hereby authorizes UPS to do the following: (please check one box)

   / / To substitute for such unavailable UPS or Overseas shares, any available shares equal to the value of the unavailable shares and return to the undersigned any amount, without interest, of the subscription relating to any fractional amount of available shares that would result from such substitution; or

   / / To fill the subscription for Units with the available shares allocable to such Units and return to the undersigned the amount, without interest, of the subscription allocable to unavailable shares; or

   / / To cancel the Subscription Agreement return to the undersigned its check or money order, without interest.

   3. Authorizations and Delivery Instructions. The undersigned hereby authorizes UPS, as my agent, to do the following:

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       (a)  to deliver the UPS shares to which the undersigned has subscribed (the "UPS Shares") to First Fidelity Bank, N.A.
            ("Fidelity"), as Trustee of the UPS Managers Stock Trust, as amended and restated (the "Stock Trust"), and the UPS
            Employees Stock Trust to enable the Trustee to hold the UPS Shares in accordance with the applicable stock trust; and
       (b)  to deliver the Overseas shares to which the undersigned has subscribed (the "Overseas Shares") to Fidelity, as
            Custodian to be held as more fully described in the Prospectus.
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   4. Agreement Concerning UPS's Right to Repurchase Overseas Shares. The
undersigned hereby grants to UPS the right to repurchase the Overseas Shares held for the benefit of the employee whose name and social security number is written below (and any shares of Overseas Capital Stock issued as dividends on or in stock splits or reclassifications of the Overseas Shares, and any other securities or property delivered as distributions of the Overseas Shares all of which are referred to collectively as the "Resulting Securities") following the retirement, death or other termination of employment of such employee with UPS or any of its subsidiaries. If the undersigned is record owner of less than 500 shares of Overseas Capital Stock held for the benefit of the employee whose name and social security number is written below at the time of the retirement, death or other termination of employment of such employee with UPS or any of its subsidiaries, then UPS may exercise this right to repurchase all or a portion of the Overseas Shares and any Resulting Securities at any time within a period of three years following termination. If the undersigned is record owner of 500 or more shares of Overseas Capital Stock held for the benefit of the employee whose name and social security number is written below at the time of the retirement, death or other termination of employment of such employee, then for a period of thirteen years from such termination UPS may exercise its right to repurchase a cumulative annual amount of ten percent of the Overseas Shares and any Resulting
Securities. The purchase price per share to be paid by UPS upon the exercise of the foregoing right to purchase shall be that provided in Bye-Law Number 40(13)
of the Bye-Laws of Overseas. The rights conferred hereunder shall be in addition to and not in limitation of UPS's rights to repurchase shares of Overseas
Capital Stock contained in the Bye-Laws of Overseas. The undersigned understands that the foregoing rights of UPS are more fully described in the Prospectus and is familiar with such description therein.

   In addition to any other legend required by Overseas' Bye-Laws, UPS and Overseas shall have the right to place a legend on certificates representing the Overseas Shares and any Resulting Securities which describes UPS's right of repurchase under this Subscription Agreement.

   5. Further Provisions. The undersigned acknowledges and agrees that:

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       (a)  The subscription is not subject to transfer or assignment by the undersigned;
       (b)  UPS has the right, at its sole discretion, to accept or reject the undersigned's subscription;
       (c)  The undersigned's subscription will become binding upon UPS only upon acceptance by UPS;
       (d)  The undersigned's rights with respect to refund of the payment made and to interest, if any, on funds held by UPS pending delivery of shares, withdrawal or rejection of my subscription are as set forth in the Prospectus;
       (e)  The units, including the Additional Overseas Share, to which the undersigned has subscribed will be sold to me at the
            Current Prices in effect at the time this subscription is accepted by UPS, which may be greater or less than the
            Current Prices in effect at the date of this Agreement, and the undersigned's rights with respect to a change in the
            Price of units, including Additional Overseas Shares, are as set forth in the Prospectus;
       (f)  The undersigned has read the Prospectus and is familiar with its terms; and
       (g)  If the undersigned has not yet executed and delivered to UPS a UPS Managers Stock Trust (as amended and restated)
            Deposit Agreement ("Managers Deposit Agreement") or a UPS Employees Trust Deposit Agreement ("Employees Deposit
            Agreement"), I enclose herewith a properly executed Managers Deposit Agreement or Employees Deposit Agreement with respect to the UPS shares included in the units to which I have subscribed and authorize UPS to deliver such Agreement to the Trustee.
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NOTE: All items below except the signature of the authorized signatory of eligible fiduciary and the eligible employee must be printed or typed.
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
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                    Name of eligible employee                                            Name of eligible fiduciary

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                  Signature of eligible employee                                            Authorized signatory

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                          Account number                                               Address of eligible fiduciary

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      Witness (an Officer, District Manager, or Equivalent)                               City, State and Zip Code

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                               Date                                                                 Date
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